SAMSON OIL & GAS LIMITED

ABN 25 009 069 005

INTERIM FINANCIAL REPORT

31 December 2012

SAMSON OIL & GAS LIMITED

Table of Contents

Corporate Information	1

Directors’ Report	2

Consolidated Statement of Comprehensive Income	4

Consolidated Balance Sheet	5

Consolidated Cash Flow Statement	6

Consolidated Statement of Changes in Equity	7

Notes to the Half-Year Financial Statements	8

Directors’ Declaration	16

Auditor’s Independence Declaration	17

Independent Auditor’s Review Report	18

SAMSON OIL & GAS LIMITED

Corporate Information

Directors	Bankers
V. Rudenno (Chairman)	Bank of New Zealand Australia
T. Barr (Managing Director)	Perth, WA, 6000
D. Craig
K. Skipper	Bank of the West
1000 North Summit Boulevard
Secretary	Frisco, CO 80443
D.I. Rakich

Registered Office & Business Address	Solicitors
Level 16, AMP Building	Squire Sanders
140 St Georges Terrace	152-158 St Georges Terrace
Perth, WA, 6000	Perth, WA, 6000
Telephone: +61 8 9220 9830
Facsimile: +61 8 9220 9820

OPERATIONS OFFICE – DENVER	Auditors
1331 17th Street, Suite 710	PwC
Denver, CO, 80202	Brookfield Place
Telephone: +1 303 295 0344	125 St Georges Terrace
Facsimile: +1 303 295 1961	Perth, WA, 6000

SHARE REGISTRY	Stock Exchange
Security Transfer Registrars Pty Ltd	Australian Stock Exchange Limited
770 Canning Highway	Code: SSN
Applecross, WA, 6153
Telephone: +61 8 9315 2333	NYSE Mkt US
Facsimile: +61 8 9315 2233	Code: SSN

Australian Company Number	Australian Business Number
009 069 005	25 009 069 005

All amounts are in United States Dollars (US$), unless otherwise indicated.

SAMSON OIL & GAS LIMITED

Directors’ Report

Your directors submit their report on Samson Oil & Gas Limited and its consolidated entities (the “Consolidated Entity” or “Samson”) for the half-year ended 31 December 2012.

Directors

The names of the company’s directors in office during the half-year and until the date of this report are as follows. Directors were in office for this entire period unless otherwise stated.

Mr Terence Maxwell Barr – Managing Director

Dr Victor Rudenno - Chairman

Mr Keith Skipper

Dr DeAnn Craig

Principal Activities

The principal continuing activities during the half-year of entities within the Consolidated Entity were oil and gas exploration, development and production in the United States of America.

Review and Results of Operations

Gross profit for the half year was $279,966 compared to $2,318,095 for the half year ended 31 December 2011. The consolidated entity’s net loss after tax for the half-year was $1,046,932 compared to a loss of $5,414,271 for the half-year ended 31 December 2011.

Operational

North Stockyard Oilfield

Samson and the Operator group of its North Stockyard project have negotiated an acreage swap for the Middle Bakken/First Bench of the Three Forks (MB/TF) whereby Samson will acquire these parties’ undeveloped acres in the Northern Tier and will divest undeveloped acres in the Southern Tier. Following the swap, Samson will own 64% and 57%, respectively, in the two overlapping 1,280 acre spacing units located in the Northern Tier. Samson will be the Operator for the entire Northern Tier. Samson’s net production from current producing wells will not be affected.

The formal agreement documenting the swap between the Operator and Samson was completed on 1 January 2013. Samson has identified 14 infill development wells that can be drilled between the existing Bakken wells and in the Three Forks Formation with 160 acre spacing. The North Dakota Industrial Commission has approved the spacing order for these wells and the first four drilling permits have been received.

The wells are planned to be drilled from pads that would accommodate multiple well heads. Samson is planning to drill an initial 8 development wells from two pads utilising the skiddable platform available on Frontier 24 subject to financing. The development wells are designed as 6,300 foot horizontals in either the Middle Bakken or the First Bench of the Three Forks. The wells will be “batched” drilled which is expected to result in considerable cost savings.

Samson’s ability to complete the development plan is contingent on the completion of a planned debt financing or another capital raising program.

SAMSON OIL & GAS LIMITED

Directors’ Report

Exploration

South Prairie Project

Samson acquired a 25% working interest in 25,024 net acres, which is located on the eastern flank of the Williston Basin in North Dakota for $1.4 million. The target reservoir for the project is the Mississippian Mission Canyon Formation. Seventy-six square miles of 3-D seismic data have been shot and processed. The data is currently being interpreted and the first prospect has been defined. The first prospect, named Forfar, is anticipated to be drilled in April 2013 and will be targeting a 420 acre 4-way dip closed structure in the Glenburn zone of the Mississippian Mission Canyon Formation at a depth of approximately 4,700 feet. If successful, the structure would allow for the drilling of up to 9 development locations drilled on 40-acre spacing.

Auditor’s Independence Declaration

The independence declaration received from the auditor of Samson Oil & Gas Limited is set out on page 17 and forms part of this Directors’ Report for the half-year ended 31 December 2012.

Signed in accordance with a resolution of the directors.

/s/ Terence M. Barr

T. M. Barr

Director

Denver, Colorado

12 February 2013

SAMSON OIL & GAS LIMITED

consOLIDATED STATEMENT OF COMPREHENSIVE INCOME

For the half-year ended 31 December 2012

	NOTE
		Half-year ended 31 December
		2012	2011
		US$	US$
Revenue from continuing operations

Sale of oil and gas	3(a)	3,272,881	4,423,626
Finance revenue	3(a)	126,779	199,237
Total revenue		3,399,660	4,622,863

Cost of sales	3 (a)	(3,119,694)	(2,304,768)

Gross profit		279,966	2,318,095
Other income	3(a)	111,481	21,136

Depreciation expense		(47,638)	(34,120)
Employee benefits expense		(1,320,747)	(2,267,531)
Finance costs	3 (c)	(21,428)	(18,465)
Impairment expense		(221,629)	(4,740,828)
Exploration expense		(400,950)	(4,740,828)
General and administration expenses	3 (b)	(1,460,923)	(1,574,121)
Loss before income tax		(3,081,868)	(6,295,834)
Income tax benefit	4	2,034,936	881,563
Net loss after income tax for the year attributable to owners of Samson Oil & Gas Limited		(1,046,932)	(5,414,271)

Other comprehensive income/(expense)
Items that may be reclassified to profit and loss
Net foreign currency translation differences		89,068	(350,005)

Total comprehensive expense for the period attributable to equity holders of the parent		(957,864)	(5,764,276)

Basic loss per share (cents) from continuing operations attributable to ordinary equity holders of the Company
Basic loss per share (cents)		(0.06)	(0.31)
Diluted loss per share (cents)		(0.06)	(0.31)

The above Consolidated Statement of Comprehensive Income should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

consOLIDATED BALANCE SHEET

As at 31 December 2012

	Note	31-Dec-12	30-Jun-12
		$	$

Current assets
Cash and cash equivalents		9,725,162	18,845,894
Trade and other receivables		1,257,023	1,288,161
Pipe inventory		78,943	78,943
Tax receivable		6,383,492	4,348,456
Prepayments		240,400	344,108
Total current assets		17,685,020	24,905,562

Non-current assets
Other receivables		100,575	99,961
Plant and equipment		403,921	448,061
Exploration and evaluation assets	5	22,092,965	16,515,686
Oil and gas properties		12,696,274	12,740,890
Total non-current assets		35,293,735	29,804,598
Total assets		52,978,755	54,710,160

Current liabilities
Trade and other payables		2,405,324	6,655,267
Total current liabilities		2,405,324	6,655,267

Non-current liabilities
Borrowings		-	7,322
Provisions		1,305,406	1,279,211
Total non-current liabilities		1,305,406	1,286,533
Total Liabilities		3,710,730	7,941,800

Net assets		49,268,025	46,768,360

Equity

Contributed equity		80,900,807	77,557,896
Accumulated losses		(39,637,861)	(38,590,929)
Reserves		8,005,079	7,801,393
Total equity		49,268,025	46,768,360

The above Consolidated Balance Sheet should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

consolidated Cash Flow Statement

for the half-year ended 31 December 2012

	Half year ended 31 December
	2012	2011
	US$	US$
Cash flows from operating activities
Receipts from customers and debtors	3,487,463	4,486,797
Cash received from commodity derivative financial instrument	-	38,508
Payments to suppliers and employees	(4,464,796)	(4,200,663)
Interest received	138,544	196,890
Tax paid	(100)	-
Net cash flows (used in)/from operating activities	(838,889)	521,532

Cash flows from investing activities
Cash paid for acquisition of office equipment	(10,392)	(51,495)
Prepaid cash for oil and gas development	-	(467,041)
Cash paid for oil and gas properties and development	(1,140,341)	(1,462,544)
Payments for exploration and evaluation	(10,371,563)	(14,518,508)
Net cash flows used in investing activities	(11,522,296)	(16,499,588)

Cash flows from financing activities
Proceeds from exercise of options	3,132,420	297,229
Net cash flows from financing activities	3,132,420	297,229

Net (decrease)/increase in cash and cash equivalents held	(9,228,765)	(15,680,827)
Effects of foreign exchange on cash balances	108,033	(362,831)
Cash and cash equivalents at beginning of period	18,845,894	58,448,477
Cash and cash equivalents at end of period	9,725,162	42,404,819

The above Consolidated Cash Flow Statement should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

consolidated Statement of Changes in Equity

for the half-year ended 31 December 2012

	Contributed Equity	Accumulated Losses	Foreign Currency Translation Reserve	Options Reserve	Equity Reserves	Total
	US$	US$	US$	US$	US$	US$
At 1 July 2011	76,925,795	(7,519,490)	4,187,574	4,036,193	(1,097,780)	76,532,292
Loss for the period	-	(5,414,271)	-	-	-	(5,414,271)
Other comprehensive expense	-	-	(350,005)	-	-	(350,005)
Total comprehensive expense for the period	-	(5,414,271)	(350,005)	-	-	(5,764,276)
Share based payments	-	-	-	716,092	-	716,092
Issue of share capital	297,229	-	-	-	-	297,229
At 31 December 2011	77,223,024	(12,933,761)	3,837,569	4,752,285	(1,097,780)	71,781,337

At 1 July 2012	77,557,896	(38,590,929)	3,870,539	5,028,634	(1,097,780)	46,768,360
Loss for the period	-	(1,046,932)	-	-	-	(1,046,932)
Other comprehensive income	-	-	89,068	-	-	89,068
Total comprehensive (expense)/income for the period	-	(1,046,932)	89,068	-	-	(957,864)
Share based payments	-	-	-	114,618	-	114,618
Issue of share capital	3,342,911	-	-	-	-	3,342,911
At 31 December 2012	80,900,807	(39,637,861)	3,959,607	5,143,252	(1,097,780)	49,268,025

The above Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements

31 December 2012

1.	Corporate Information

The condensed consolidated interim financial report of Samson Oil & Gas Limited (“the Company”) and its controlled entities together, the “Consolidated Entity” for the half-year ended 31 December 2012 was authorised for issue in accordance with a resolution of the directors on 11 February 2013.

Samson Oil & Gas Limited is a company incorporated in Australia and limited by shares, which are publicly traded on the Australian Stock Exchange (ASX code “SSN”).

On 7 January 2008 the Company commenced trading of its American Depositary Shares (“ADS’s”) on the NYSE Mkt (previously known as NYSE Amex). Each ADS represents 20 ordinary Samson shares.

2.	BASIS OF PREPARATION OF HALF-YEAR REPORT

The half-year consolidated financial report has been prepared in accordance with the requirements of the Corporations Act 2001 and Accounting Standard AASB 134 Interim Financial Reporting.

The half-year financial report does not include all notes of the type normally included within the annual financial report. Accordingly, this report is to be read in conjunction with the annual report for the year ended 30 June 2012 and any public announcements by Samson Oil & Gas Limited during the interim reporting period in accordance with the continuous disclosure requirements of the Corporations Act 2001.

The accounting policies adopted are consistent with those of the previous financial reporting year and corresponding interim reporting period.

The financial report is presented in United States Dollars (US$).

The Company is currently working on the continued development of its North Stockyard Project in North Dakota. This development plan is dependent on the Company completing a planned debt financing or other capital raising plan. Should the Company not be able to secure the required funding, the development program will be suspended until the required funding can be secured. The Company has the ability to cancel its current rig contract with the payment of a $5 million cancellation fee. The current Board approved cash flow forecasts are prepared on the basis of no additional funding or further development of the North Stockyard project. Based on these forecasts, the Board are satisfied that the Company has the ability to continue as a going concern for twelve months from the date of this report and will realize its assets and settle its liabilities and commitments in the normal course of business and for at least the amounts which are stated in the financial report.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements

31 December 2012

3.	REVENUE, INCOME AND EXPENSES

	2012	2011
	US$	US$
Revenue, income and expenses from operations
(a) Revenue
Sale of oil and gas
Oil sales	2,903,775	3,842,442
Gas sales	364,907	573,263
Other	4,199	7,921
	3,272,881	4,423,626

Finance revenue	126,779	199,237

Total Revenue	3,399,660	4,622,863

Cost of sales
Lease operating expenses	1,853,750	1,082,292
Depletion of oil and gas properties	1,265,944	1,222,476
	3,119,694	2,304,768

Other Income
Other	111,481	4,896
Gain on fixed forward swaps	-	16,240
	111,481	21,136

	2012	2011
	US$	US$
(b) Expenses
Consultants fees	179,101	254,702
Lease payments	121,983	105,304
Travel and accommodation	133,226	165,847
Insurance	182,009	124,856
Assurance and Advisory	266,560	386,079
Investor Relations	82,169	30,366
Legal fees	246,020	245,583
Filing and listing fees	33,048	15,148
Other	216,807	246,236
Total	1,460,923	1,574,121

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements

31 December 2012

3.	REVENUE, INCOME AND EXPENSES (continued)

	2012	2011
	US$	US$
(c) Finance Costs
Accretion of asset retirement obligation	21,428	18,465
	21,428	18,465

4.	income tax

	Dec-12	Jun-12
	US$	US$
Profit/(Loss) before income tax from continuing operations	(3,081,868)	(6,295,834)
At the Australian statutory income tax rate of 30% (2011: 30%)	924,560	1,888,750
Expenditure not allowable for income tax purposes	(3,004)	(217,556)
Effect of US tax rate differential	128,435	262,576
Deferred tax assets not brought to account as realisation is not regarded as probable	(1,049,991)	(1,052,207)
Overprovision in prior year *	2,034,936	-
Income tax benefit reported in the statement of comprehensive income	2,034,936	881,563

* Overprovision relates to an income tax receivable resulting from the ability to use carryback losses incurred in prior periods to offset tax liability previously paid.

The Consolidated Entity has estimated tax losses carried forward arising in Australia of $9,929,319 (As of 30 June 2012: $9,553,496). The benefit of these losses of $2,978,796 (as of 30 June 2012: $2,866,049) will only be obtained in future years if:

i. the Consolidated Entity derives future assessable income of a nature and an amount sufficient to enable the benefit from the deduction for the losses to be realised; and

ii. the Consolidated Entity has complied and continues to comply with the conditions for deductibility imposed by law; and

iii. no changes in tax legislation adversely affect the Consolidated Entity in realising the benefit from deduction for the losses.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements

31 December 2012

4.	Income Tax (continued)

The Consolidated Entity has estimated available Federal net operating losses in the United States of approximately $22,819,880 (As of 30 June 2012: $20,538,589). The utilisation of approximately $9,209,603 (As of 30 June 2012: $9,209,603) is limited to an estimated $403,194 (As of 30 June 2012: $403,194) per year as a result of a change in ownership of the one of the subsidiaries which occurred in January 2005. If not utilised, the tax net operating losses will expire during the period from 2019 to 2025. Of the $9,209,603, net operating losses subject to limitation as a result of the ownership change, $3,967,177 will never be utilised and will expire by June 2025.

The loss generated in the tax return for the year ended 30 June 2012 exceeded the amount of available income to carry-back to the year ended 30 June 2011. As a result the entire benefit from 30 June 2011 will be recognised and no further carry back is available.

The Consolidated Entity has recorded income receivable from the Internal Revenue Service in the United States of $6.4 million. $5.6 million of this receivable was received subsequent to 31 December 2012, but prior to the signing of this report. $0.7 million remains as a receivable.

In addition to the abovementioned Federal carried forward losses in the United States, the Consolidated Entity also has approximately $11,018,551 (As of 30 June 2012: $10,972,204) of State carried forward tax losses, with expiry dates between June 2012 and June 2032. A deferred income tax asset in relation to these losses has not been recognised as realisation of the benefit is not regarded as probable.

The deferred tax benefit the Consolidated Entity will ultimately realise is dependent both upon the loss recoupment legislation in the United States and taxable income at the time recoupment. The Consolidated Entity does not meet the definition of a group for the purposes of applying tax consolidation.

5.	Exploration and evaluation assets

	Dec-12	Jun-12
	US$	US$

Balance at beginning of period	16,515,686	3,347,738
Costs capitalised during the period	5,901,006	38,300,582
Costs expensed during the period	(323,727)	(25,132,634)
Balance at the end of the period	22,092,965	16,515,686

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements

31 December 2012

5.	EXPLORATION AND EVALUATIONS ASSETS (continued)

The exploration and evaluation costs capitalised relates to expenditure incurred in relation to the Consolidated Entity’s three main exploration projects – Hawk Springs Project in Goshen County, Wyoming, Roosevelt Project in Roosevelt County, Montana and South Prairie Project in Renville and Ward Counties, North Dakota. Costs capitalised include acquisitions costs for 3D seismic shoots (in Hawk Springs and South Prairie), leasehold acquisition costs, well location permitting and building and drilling expenses for exploratory wells.

$7.2 million in cost relating to the drilling of the Spirit of America II well remains capitalised pending the completion of the fracture stimulation planned for this well. The carrying value of this well will be reviewed following analysis of the results of this stimulation, expected sometime during the 2013 calendar year.

The recoverability of the carrying value of deferred exploration and evaluation expenditure is dependent on the successful exploitation, or alternatively sale, of the respective areas of interest.

6.	DIVIDENDS PAID AND PROPOSED

No dividends have been paid or declared by the Company during the half-year or to the date of this report (half-year ended 31 December 2011: Nil).

7.	segment INFORMATION

Business Segments

Operating segments are reported in a manner that is consistent with the internal reporting provided to the chief operating decision maker. The chief operating decision maker has been identified as the Board of Directors.

The group operates in one business segment being oil and gas exploration, development and production.

The following table presents revenue and loss information regarding geographic segments for the half-year periods ended 31 December 2012 and 31 December 2011 as presented to the Board of Directors.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements

31 December 2012

7.	Segment Information (continued)

	United States of America
	Continuing Operations		Unallocated		Consolidated
	2012	2011	2012	2011	2012	2011
	US$	US$	US$	US$	US$	US$
Segment revenue from external customers	3,277,724	4,253,535	121,936	170,091	3,399,660	4,423,626

Segment result before amortisation and impairment	(1,043,218)	(4,003,750)	(503,439)	(1,035,488)	(1,546,657)	(5,039,238)
Impairment of assets held for sale	-	-	-	-	-	-
Depreciation, amortisation and impairment	(1,535,211)	(1,256,596)	-	-	(1,535,211)	(1,256,596)
Segment result	(2,578,429)	(5,260,346)	(503,439)	(1,035,488)	(3,081,868)	(6,295,834)

Segment assets	44,140,683	72,662,955	8,838,072	6,094,663	52,978,755	78,757,618

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements

31 December 2012

8.	CONTINGENCIES

There are no unrecorded contingent assets or liabilities in place for the Consolidated Entity at balance date (2011: $Nil).

9.	contributed equity

Issued and paid up capital

	Dec-12	Jun-12
	US$	US$

Ordinary fully paid shares	80,900,807	77,557,896

	Six months ending
Movements in contributed equity for the year	31-Dec-12		31-Dec-11
	No. of shares	US$	No. of shares	US$

Opening balance	1,771,891,827	77,557,896	1,731,978,789	76,925,795
Shares issued upon exercise of options (i)	136,191,202	3,342,911	18,572,391	297,229
Transaction costs incurred	-	-	-	-
Shares on issue at balance date	1,908,083,029	80,900,807	1,750,551,180	77,223,024

Shares to be issued upon exercise of options	77,813,442	-	-	-
Shares to be issued as part of Kestrel acquisition (ii)	65,000	-	65,000	-
Closing Balance	1,985,961,471	80,900,807	1,750,616,180	77,223,024

(i)	During the six months ended 31 December 2012 the Company issued 136,191,202 ordinary shares upon the exercise of 136,191,202 options. The exercise price of these options was A$ 1.5 cents per share / US$ 1.6 cents per share (average price based on the exchange rate on the date of exercise) to raise US$3,342,911. Cash was received in relation to the exercise of 77,813,442 options prior to year end (by Samson or its share registry) however these shares were not issued until January 2013.

During the six months ended 31 December 2011 the Company issued 18,572,391 ordinary shares upon the exercise of 18,572,391 options. The exercise price of these options was A$ 1.5 cents per share / US$ 1.6 cents per share (average price based on the exchange rate on the date of exercise) to raise US$297,229.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements

31 December 2012

9.	CONTRIBUTED EQUITY (continued)

(ii)	In prior years, shares were issued to Kestrel shareholders as part of the offer to non-US resident shareholders whereby they received five Samson shares for every one Kestrel share held. The Samson share price on the acceptance date of the offer was deemed to be the fair value of the share. As at balance date acceptances had been received for 65,000 (2011:65,000) shares which have not yet been issued. These shares will be issued upon the presentation of Kestrel Share Certificates by the owner of the shares.

Share issue costs of $nil were incurred (half-year ended 31 December 2011:$nil).

At the end of the half-year there were 159,927,768 (June 2012: 322,840,554) unissued ordinary shares in respect of which options were outstanding. Option holders do not have any right by virtue of the option to participate in any share issue of the Company or any related body corporate.

10.	events after the balance sheet date

The Consolidated Entity has recorded income receivable from the Internal Revenue Service in the United States of $6.4 million. $5.6 million of this receivable was received subsequent to 31 December 2012, but prior to the signing of this report. $0.7 million remains as a receivable on the Balance Sheet.

Since the end of the half-year, the directors are not aware of any other matters or circumstances not otherwise dealt with in the report or financial statements that have, or may significantly affect the operations, the results of the operations, or the state of affairs of the Company or the Group in the subsequent financial year.

SAMSON OIL & GAS LIMITED

Directors’ Declaration

31 December 2012

In the directors’ opinion:

(a)	the financial statements and notes set out on pages 4 to 15 are in accordance with the Corporations Act 2001, including:

(i)	complying with Accounting Standards, the Corporations Regulations 2001 and other mandatory professional reporting requirements; and

(ii)	giving a true and fair view of the consolidated entity’s financial position as at 31 December 2012 and of its performance for the half-year ended on that date;

(b)	there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the directors.

/s/ Terence M. Barr

T. M. Barr

Director

Denver, Colorado

12 February 2013

Auditor’s Independence Declaration

As lead auditor for the review of Samson Oil & Gas Limited for the half year ended 31 December 2012, I declare that to the best of my knowledge and belief, there have been:

a)	no contraventions of the auditor independence requirements of the Corporations Act 2001 in relation to the review; and

b)	no contraventions of any applicable code of professional conduct in relation to the review.

This declaration is in respect of Samson Oil & Gas Limited and the entities it controlled during the period.

/s/ Pierre Dreyer

Pierre Dreyer	Perth
Partner	12 February 2013
PricewaterhouseCoopers

PricewaterhouseCoopers, ABN 52 780 433 757

Brookfield Place, 125 St Georges Terrace, PERTH WA 6000, GPO Box D198, PERTH WA 6840

T: +61 8 9238 3000, F: +61 8 9238 3999, www.pwc.com.au

Liability limited by a scheme approved under Professional Standards Legislation.

Independent auditor’s review report to the members of
Samson Oil & Gas Limited

Report on the Half-Year Financial Report

We have reviewed the accompanying half-year financial report of Samson Oil & Gas Limited, which comprises the balance sheet as at 31 December 2012, and the statement of comprehensive income, statement of changes in equity and statement of cash flows for the half-year ended on that date, selected explanatory notes and the directors’ declaration for the Samson Oil & Gas Limited Group (the consolidated entity). The consolidated entity comprises both Samson Oil & Gas Limited (the company) and the entities it controlled during that half-year.

Directors’ responsibility for the half-year financial report

The directors of the company are responsible for the preparation of the half-year financial report that gives a true and fair view in accordance with Australian Accounting Standards (including the Australian Accounting Interpretations) and the Corporations Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of the half-year financial report that is free from material misstatement whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express a conclusion on the half-year financial report based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the financial report is not in accordance with the Corporations Act 2001 including: giving a true and fair view of the consolidated entity’s financial position as at 31 December 2012 and its performance for the half-year ended on that date; and complying with Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As the auditor of Samson Oil & Gas Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

A review of a half-year financial report consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Independence

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001.

PricewaterhouseCoopers, ABN 52 780 433 757

Brookfield Place, 125 St Georges Terrace, PERTH WA 6000, GPO Box D198, PERTH WA 6840

T: +61 8 9238 3000, F: +61 8 9238 3999, www.pwc.com.au

Liability limited by a scheme approved under Professional Standards Legislation.

Independent auditor’s review report to the members of
Samson Oil & Gas Limited (continued)

Conclusion

 Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half-year financial report of Samson Oil & Gas Limited is not in accordance with the Corporations Act 2001 including:

(a)	giving a true and fair view of the consolidated entity’s financial position as at 31 December 2012 and of its performance for the half-year ended on that date; and

(b)	complying with Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

/s/ Pierre Dreyer

Pierre Dreyer	Perth
Partner	12 February 2013